Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned, being Officers and Directors of Clayton Williams Energy, Inc. (the “Company”), a Delaware corporation, do hereby constitute and appoint Mel G. Riggs and Michael L. Pollard, or either of them, with full power of substitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to do any and all acts and things in his name in the capacities indicated which Mel G. Riggs and Michael L. Pollard, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including specifically, but not limited to, the power and authority to sign such Form 10-K, any and all amendments thereto and any other forms or documents related to such Form 10-K which are required under federal securities laws; and we do hereby ratify and confirm all that Mel G. Riggs and Michael L. Pollard, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts and each such counterpart shall be considered an original hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 9th day of March, 2016.

/s/ CLAYTON W. WILLIAMS
Clayton W. Williams, Chairman of the Board, Chief Executive Officer and Director

/s/ MEL G. RIGGS
Mel G. Riggs, President

/s/ ROBERT L. PARKER
Robert L. Parker, Director

/s/ JORDAN R. SMITH
Jordan R. Smith, Director

/s/ DAVIS L. FORD
Davis L. Ford, Director

/s/ TED GRAY, JR.
Ted Gray, Jr., Director

CERTIFICATE OF RESOLUTION

I, McRae M. Biggar, Secretary of Clayton Williams Energy, Inc., a Delaware corporation, do hereby certify that the Board of Directors of Clayton Williams Energy, Inc. duly adopted the following resolutions by unanimous consent on March 9, 2016.

WHEREAS, the directors and officers of the Company wish to execute and deliver a Power of Attorney to MEL G. RIGGS, and MICHAEL L. POLLARD, allowing Mr. Riggs and/or Mr. Pollard, jointly or severally, to act on behalf of such directors and officers with respect to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including without limitation the execution of the Form 10-K and all necessary and appropriate matters related thereto.

NOW, THEREFORE BE IT RESOLVED, that the Directors and proper officers of this corporation be and they are hereby authorized and directed to execute and deliver a Power of Attorney to MEL G. RIGGS and MICHAEL L. POLLARD in the following:

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned, being Officers and Directors of Clayton Williams Energy, Inc. (the “Company”), a Delaware corporation, do hereby constitute and appoint Mel G. Riggs and Michael L. Pollard, or either of them, with full power of substitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to do any and all acts and things in his name in the capacities indicated which Mel G. Riggs and Michael L. Pollard, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including specifically, but not limited to, the power and authority to sign such Form 10-K, any and all amendments thereto and any other forms or documents related to such Form 10-K which are required under federal securities laws; and we do hereby ratify and confirm all that Mel G. Riggs and Michael L. Pollard, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts and each such counterpart shall be considered an original hereof.

RESOLVED FURTHER, that the proper officers of this corporation be and they are hereby authorized and directed to take all such other actions, as they may deem advisable in order to carry out the intent and purposes of the foregoing resolution.

IN WITNESS WHEREOF, I have hereunto set my hand on behalf of this corporation on this 9th day of March 2016.

/s/ McRAE M. BIGGAR
McRAE M. BIGGAR, Secretary